EXHIBIT NO. 99.9(b)

                              LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 20 to the Registration Statement (the "Registration Statement") of MFS(R) Series Trust VIII (the "Trust") (File Nos. 33-37972 and 811-5262), of my opinion dated October 10, 2001, appearing in Post-Effective Amendment No. 18 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on October 12, 2001.

                                      JAMES R. BORDEWICK, JR.
                                      -----------------------------------
                                      James R. Bordewick, Jr.
                                      Assistant Clerk and Assistant Secretary

Boston, Massachusetts
December 23, 2002